March 13, 2003




Dear Fellow Stockholder:

        We cordially invite you to attend the Annual Meeting of Stockholders of National Bankshares, Inc. The meeting will be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 8, 2003, at 3:00 p.m.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We will be electing your directors, and we will be asking you to approve an amendment to the articles of incorporation to increase the number of authorized shares. During the meeting, we will also report on the operations of Bankshares.

        This year, more than ever, YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. We must have the approval of 80% of the outstanding shares to be able to amend the articles of incorporation. If you do not vote, or if you abstain from voting on that proposal, it will be as if you voted against the amendment. So, on behalf of the Board of Directors, we urge you to please sign, date and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

        Thank you for your interest and investment in National Bankshares, Inc.

                                            Sincerely,

                                            /s/ James G. Rakes

                                            James G. Rakes
                                            Chairman
                                            President and
                                            Chief Executive Officer

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS





To the Stockholders of National Bankshares, Inc.:

        This is your notice that the 2003 Annual Meeting of Stockholders of National Bankshares, Inc. ("Bankshares") will be held at the Best Western Red Lion Inn at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 8, 2003, at 3:00 p.m. The Meeting is for the purpose of considering and acting upon:

1.      The election of three Class 1 directors for a term of three years each.
2. The approval of a proposed amendment to the articles of incorporation of National Bankshares, Inc. increasing the number of shares of authorized common stock of the corporation from 5,000,000 to 10,000,000 shares.

3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

            NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

        Only stockholders of record at the close of business on March 6, 2003 are entitled to receive notice of and to vote at the Meeting, or at any adjournments of the Meeting.

        Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters proposed to be acted upon at the Meeting.

        To assure that your shares are represented at the meeting, please complete, date, sign and mail promptly the enclosed proxy, for which a return envelope is provided. The proxy will not be used if you attend and vote in person at the meeting. You may revoke your proxy prior to actual voting of the proxy.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Marilyn B. Buhyoff

                                            Marilyn B. Buhyoff
                                            Secretary and Counsel
Blacksburg, Virginia
March 13, 2003

                                 PROXY STATEMENT
                                       OF
                            NATIONAL BANKSHARES, INC.
                               101 HUBBARD STREET
                              BLACKSBURG, VA 24060
                                 P.O. BOX 90002
                            BLACKSBURG, VA 24062-9002
                                  540/951-6300
                                 --------------
                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 8, 2003

            This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of National Bankshares, Inc. ("Bankshares" or the "Company") to be used at the 2003 Annual Meeting of Stockholders to be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, at 3:00 p.m., on Tuesday, April 8, 2003, and at any adjournments of the Meeting. The approximate mailing date of the Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy is March 13, 2003.

                              REVOCATION OF PROXIES
                              ---------------------
            Stockholders who execute proxies retain the right to revoke them at any time prior to the actual voting of the proxies. Proxies may be revoked by written notice received prior to the Meeting, by attending the Meeting and voting in person or by submitting a signed proxy with a later date. A written notice revoking a previously executed proxy should be sent to National Bankshares, Inc., P.O. Box 90002, Blacksburg, Virginia 24062-9002, Attention:
James G. Rakes. Unless revoked, the shares represented by properly executed proxies will be voted at the Meeting according to the instructions contained in the proxy. Where no instructions are given, proxies will be voted for the nominees for directors set forth in Proposal No. 1 and for the proposed amendment of the articles of incorporation described in Proposal No. 2.

            An Annual Report to Stockholders, including the financial statements for the year ended December 31, 2002, is being mailed to you at the same time as this Proxy Statement, but should not be considered proxy solicitation material.

                      VOTING SECURITIES AND STOCK OWNERSHIP
                      -------------------------------------
            As of March 13, 2003, Bankshares had 3,511,377 shares of Common Stock ($2.50 par value) issued and outstanding. Each of the shares is entitled to one vote at the Annual Meeting. Only those stockholders of record at the close of business on March 6, 2003 will be entitled to vote at the Meeting or at any adjournments.

            A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of votes cast by shares entitled to vote at the Annual Meeting and the proposed amendment of the articles of incorporation will be approved if eighty percent (80%) or more of the shares entitled to vote are cast in favor. Votes that are withheld and Broker Shares that are not voted on any matter will not be included in determining the number of votes cast.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                  --------------------------------------------
            As of March 6, 2003, no single person or group was known to Bankshares to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
               ---------------------------------------------------
            The following table sets forth, as of March 6, 2003, certain information regarding the beneficial ownership of Bankshares' Common Stock by each director and nominee and each named executive officer and by all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the individuals have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

Name of                          Shares of Common               Percentage
Beneficial Owner                 Stock Beneficially             Of
                                 Owned as of March 6, 2003      Class
--------------------------------------------------------------------------
L. Allen Bowman                         13,999                    *
Alonzo A. Crouse                        52,483 (1)                1.49
James A. Deskins, Sr.                    6,600 (2)                *
F. Brad Denardo                         11,867 (3)                *
Paul A. Duncan                          11,713 (4)                *
Cameron L. Forrester                       995 (5)                *
Mary G. Miller                             200                    *
William T. Peery                        37,004 (6)                1.05
James G. Rakes                          30,219 (7)                *
James M. Shuler                         12,191 (8)                *
Jeffrey R. Stewart                      24,000                    *
All current Directors and Executive
  Officers as a Group (12 persons)      211,820                   6.03
--------------------------------------------------------------------------
* Represents less than 1% of the Company's outstanding Common Stock.

(1) Includes 26,750 shares owned by spouse, 350 shares owned jointly with spouse and grandchild, 495 shares owned jointly by spouse and child and 670 shares owned by spouse as custodian for grandchildren.
(2) Includes 996 shares owned by
spouse.
(3) Includes 2,267 shares owned jointly with spouse, 6,311 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 2,250 shares in vested options which may be exercised as of March 13, 2003.
(4) Includes 919 shares owned by spouse and 1,422 shares owned by spouse as custodian for grandchildren.
(5) Includes 250 shares in vested options that may be exercised as of March 13, 2003.
(6) Includes 3,630 shares owned in corporate name.
(7) Includes 5,600 shares owned jointly with spouse, 10,888 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 7,000 shares in vested options which may be exercised as of March 13, 2003. 8. Includes 1,719 shares owned by spouse and 213 shares owned jointly with spouse.

            Based upon the written representations of our directors and executive officers that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of
Section 16(a) of the Securities Act of 1934,

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS
                     --------------------------------------
            Bankshares' articles of incorporation provide that the directors shall be divided into three classes (1, 2 and 3) with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The articles of incorporation currently also provide that the number of directors shall be set by the bylaws, but shall not be less than nine, nor more than twenty-six. For the purpose of the election of directors at the Annual Meeting, the number of directors set forth in the bylaws is nine. The current term of office of the Class 1 directors expires at this 2003 Annual Meeting of Stockholders. The terms of Class 2 and Class 3 directors will expire in 2004 and 2005, respectively.

            The Board of Directors has nominated both serving Class 1 directors,
L. Allen Bowman and Paul A Duncan, to serve a three-year term to expire at the Annual Meeting of Stockholders in 2006. As part of a long-range plan to reduce the number of inside directors serving on the Company's Board of Directors, Cameron L. Forrester voluntarily declined to stand for re-election to the Board as a Class 1 director. Mr. Forrester's term will expire when his successor is elected and qualified. The Board of Directors has nominated Mary G. Miller, Ph.
D. as a Class 1 director to fill the vacancy.

            It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of the three nominees for Class 1 director. Each nominee has agreed to serve if elected. If any of the nominees shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

            The following information is provided with respect to the three nominees to serve as Class 1 director and the six incumbent directors who will be continuing in office following the Annual Meeting. All information is provided as of March 6, 2003. Incumbent director James A. Deskins, Sr. retired and resigned as President of Deskins Supermarket, Inc. on September 12, 1999. On

October 13, 1999 Deskins Supermarket, Inc. filed for protection under Federal bankruptcy laws. No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer.

            No director or nominee serves as a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or is subject to the requirements of Section 15(d) of the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940. Each director or nominee, except for Mary G. Miller, currently serves as a director of one or all of the wholly owned subsidiaries of Bankshares, The National Bank of Blacksburg ("NBB") and Bank of Tazewell County ("BTC") and National Bankshares Financial Services, Inc. ("NBFS").

Name and Age;                   Principal Occupation and Business Experience
Director of Bankshares Since    (for the past five years unless otherwise noted
--------------------------------------------------------------------------------
                                   NOMINEES
                              CLASS 1 DIRECTORS
                              -----------------
                     (Serving until 2006 Annual Meeting)

L. Allen Bowman (70)            Retired; prior thereto President,
1999                            Poly-Scientific Division of Litton Industries
                                (High-tech Manufacturing)
                                Vice Chairman of the Board of Bankshares and NBB
                                Blacksburg, VA
Paul A. Duncan (72)             President, Holiday Motor Corp. (Automobile
1986                            Dealer)
                                NBB Board Member
                                Blacksburg, VA
Mary G. Miller (52)             President, Interactive Design & Development,
Nominee                         Inc. (Training Software Development and
                                Application)
                                Blacksburg, VA

                        DIRECTORS CONTINUING IN OFFICE
                              CLASS 2 DIRECTORS
                              -----------------
                     (Serving until 2004 Annual Meeting)

Alonzo A. Crouse (63)           Executive Vice President, BTC
1996                            BTC Board Member and Secretary
                                Tazewell, VA
James G. Rakes (58)             President and CEO of Bankshares and NBB
1986                            President and Treasurer of National Bankshares
                                Financial Services, Inc.
                                Chairman of the Board of Bankshares NBB, and BTC
                                and NBFS Board Member
                                Blacksburg, VA
Jeffrey R. Stewart (70)         Educational Consultant;
1986                            Chairman of the Board of NBB
                                Blacksburg, VA

                               CLASS 3 DIRECTORS
                               -----------------
                     (Serving until 2005 Annual Meeting)

James A. Deskins, Sr. (71)      Retired; prior thereto President, Deskins
1999                            Supermarket, Inc. and President, Deskins Dry
                                Goods Company (Supermarkets)
                                BTC Board Member
                                Tazewell, VA
William T. Peery (79)           Retired; prior thereto President, Cargo Oil,
1996                            Inc. (Petroleum Distribution)
                                Chairman of the Board of BTC
                                Tazewell, VA
James M. Shuler (59)            Member, Virginia House of Delegates
2002                            Retired; prior thereto President, Companion
                                Animal Clinic, Inc. (Veterinarian)
                                NBB Board Member
                                Blacksburg, VA

                The Board of Directors recommends that the stockholders vote "For" all of the nominees for Class 1 director.

                PROPOSAL NO. 2 - AMEND ARTICLES OF INCORPORATION
                     TO INCREASE AUTHORIZED NUMBER OF SHARES
                ------------------------------------------------

                The Board of Directors is recommending that stockholders approve a proposed amendment to the articles of incorporation increasing the number of authorized shares of common stock from 5 million to 10 million. If the proposal is approved, Paragraph 2. (a.) of the articles of incorporation will read in pertinent part as follows:

2.(a.) The aggregate number of shares which the Corporation is authorized to issue is as follows:

                   Class          Number of Shares     Par Value
                   -----          ----------------     ---------
                   Common         10,000,000           $2.50

        As of the record date, 3,511,377 shares of common stock are outstanding and 51,500 shares are subject to outstanding stock options. This leaves only 1,437,123 authorized but unissued shares of common stock.

                Purpose and Effect of Amendment
                -------------------------------
                The Board of Directors believes that by increasing the number of shares of common stock the Company is authorized to issue, Bankshares will have the flexibility to raise equity through the sale of additional shares if the need should arise. In addition Bankshares will have the flexibility to issue additional shares in connection with possible dividend reinvestment plans, stock-based compensation plans, future acquisitions or other corporate purposes. Bankshares will also be able to pay stock dividends or declare a stock split if and when the Board of Directors determined that it was advisable to do so.

                 If Proposal No. 2 is approved, the Board of Directors will be able to issue the authorized but unissued shares of common stock from time to time without further approval of the stockholders, unless stockholders approval is required by law or by the rules of the Nasdaq market quotation system.

                 At present, neither Bankshares nor the Board of Directors has any plans, agreements, contracts, arrangements or understandings with respect to the issuance of any additional shares of common stock, specifically including future issuances to raise equity or issuances in connection with dividend reinvestment plans, additional stock-based compensation plans, future acquisitions, stock dividends or stock splits. The Company may issue additional authorized common stock if the issuance is permitted or required under the existing stock based employee benefit plan.

                 The authorization of additional shares of common stock will have no immediate effect on the rights of existing stockholders. However, because stockholders do not have preemptive or other subscription rights with respect to common stock, the future issuance of common stock, other than on a pro rata basis to all stockholders, would reduce each stockholder's proportionate interest in Bankshares.

                 The additional shares of common stock provided for in the proposed amendment of the articles of incorporation could have an anti-takeover effect. For example, if additional shares are issued in the future, it could make it more difficult or expensive for someone seeking control of Bankshares by diluting that party's voting power. The Board of Directors is not presenting this proposal as an anti-takeover provision, and the Board is not aware of any effort or planned effort to obtain control of Bankshares.

                 Vote Required to Approve Proposal No. 2
                 ---------------------------------------
                 Votes may be cast in favor of the proposal, against the proposal or votes may be withheld by abstaining. The affirmative vote of the holders of eighty percent (80%) of the outstanding shares of common stock is necessary to approve Proposal No. 2. Therefore abstentions and broker non-votes count as votes against the proposal.

                 The Board of Directors recommends that the stockholders vote "FOR" the proposed amendment of Bankshares Articles of Incorporation.

                          BOARD OF DIRECTORS MEETINGS,
                     COMMITTEES, COMPENSATION AND ATTENDANCE
                     ---------------------------------------

            Board of Directors Meetings
            ---------------------------
            In fiscal year 2002, the Board of Directors of Bankshares held six regular meetings and three special meetings. The Board meets bi-monthly, on the second Wednesday in January, March, May, July, September and November.

            Board Committees
            ----------------
            The Bankshares Board has standing audit and compensation committees, comprised of directors Bowman, Deskins, Duncan, Peery, Shuler, and Stewart. The audit committee met four times and the compensation committee met on three occasions in 2002. There is no standing nominating committee.

            Board Compensation
            ------------------
            Members of the Board of Directors of Bankshares are paid a $300 fee for each regular or special Board meeting they attend.

             Mr. Bowman, Mr. Duncan, Mr. Rakes, Dr. Shuler and Dr. Stewart, Bankshares directors who are also directors of NBB, receive a semi-annual retainer fee of $2,750 for their service on the NBB Board. They receive an NBB Board meeting attendance fee of $500 and they are paid $250 for each committee meeting they attend.

            In 2002 two NBB directors, Mr. Bowman and Mr. Duncan, received payments from an NBB Board of Directors deferred compensation plan in which they participated from 1985 to 1989. Mr. Bowman was paid $5,822 and Mr. Duncan received $5,231 during fiscal year 2002.

            Mr. Crouse, Mr. Deskins, Mr. Forrester, Mr. Peery and Mr. Rakes, directors of Bankshares who were also members of the Board of Directors of BTC in 2002, are paid a semi-annual retainer of $1,000 and they receive a fee of $300 per meeting for their attendance at regular and special BTC Board meetings and committee meetings. They also received a special holiday payment of $300 in 2002.

            Board Attendance
            ----------------
            During fiscal year 2002, each incumbent director attended 75% or more of the total number of meetings of the Board of Directors of Bankshares and of the Board committees on which he served.


                        BUSINESS EXPERIENCE OF EXECUTIVES
                        ---------------------------------

            The executive officers of Bankshares are James G. Rakes, Chairman, President and Chief Executive Officer, J. Robert Buchanan, Treasurer, Marilyn B. Buhyoff, Secretary and Counsel, F. Brad Denardo, Corporate Officer, and Cameron
L. Forrester, Corporate Officer. Mr. Rakes' business experience is detailed in "Proposal No. 1--Election of Directors" above. The experience of the remaining Directors follows.
            J. Robert Buchanan joined NBB in 1998. He had previously served as Senior Vice President and Treasurer, Chief Financial Officer of Premier Bankshares Corporation, Bluefield, Virginia. Mr. Buchanan is Senior Vice President/Operations, Chief Financial Officer and Cashier of NBB. He was elected as Treasurer of Bankshares in 1998.
            Marilyn B. Buhyoff has been employed at NBB since 1987 and is Senior Vice President/Administration. She was elected as Secretary and Counsel of NBB and of Bankshares in 1989. Mrs. Buhyoff has served as a director and as Secretary of NBFS since it formation in 2001.
            F. Brad Denardo is currently the Executive Vice President/Chief Operating Officer of NBB. He came to the bank in 1983. In 1988, he was named a Corporate Officer of Bankshares, and Mr. Denardo was elected to NBB's Board of Directors in 2002.
            Cameron L. Forrester was hired as President and CEO of Bank of Tazewell County in 1998. He was Vice President and Commercial Loan Manager at First Virginia Bank prior to joining BTC. Mr. Forrester has served as a director of BTC since 1998, and he was a director of Bankshares from 1998 until he declined to stand for reelection to the Board at this year's Annual Meeting. Mr. Forrester was elected as a Corporate Officer of Bankshares in 2001.

                             EXECUTIVE COMPENSATION
                             ----------------------

                Bankshares, NBB, BTC, and NBFS are organized in a holding company/subsidiary structure. Bankshares conducts a significant portion of its operations through the two subsidiary banks. All compensation paid to Bankshares' executive officers is paid by the banks, except for fees paid by Bankshares to Chairman, President and Chief Executive Officer, James G. Rakes and to Cameron L. Forrester for their service as directors of the Company.

                Executive Compensation Summary Table
                ------------------------------------
               The following table sets forth information concerning total compensation earned or paid to those executive officers of the Company and its subsidiaries who received total annual salary and bonus in excess of $100,000. These executive officers were James G. Rakes, Chairman, President and Chief Executive Officer of the Company, President and Chief Executive Officer of NBB and President and Treasurer of National Bankshares Financial Services, Inc.; F. Brad Denardo, Corporate Officer of the Company and Executive Vice President and Chief Operating Officer of NBB; and Cameron L. Forrester, Corporate Officer of the Company and President and Chief Executive Officer of BTC.

                           SUMMARY COMPENSATION TABLE

                          Annual Compensation                Long-Term Compensation
                          -------------------                ----------------------
 Name and Principal                                          Number of Stock Options    All Other
 Position                    Year Salary($)(1)  Bonus($)(2)  (Shares) Granted(3)        Compensation($)(4)
 ---------------------------------------------------------------------------------------------------------
 James G. Rakes              2002   251,100     120,500            7,500                 9,960
 Chairman, President and     2001   231,050     107,650            7,500                18,640
 CEO of Bankshares           2000   217,900      80,000            6,500                19,500
 President and CEO of NBB
 President and Treasurer of
 National Bankshares
 Financial Services, Inc.

 F. Brad Denardo             2002   127,200         ---            3,000                 5,290
 Corporate Officer of        2001   106,700         ---            2,000                11,300
 Bankshares                  2000   100,500         ---            2,000                11,640
 Executive Vice President
 and Chief Operating
 Officer of NBB

 Cameron L. Forrester        2002   109,250         ---            2,000                 3,830
 Corporate Officer of        2001   102,050         ---            1,000                 3,750
 Bankshares                  2000    97,530         ---              ---                 3,530
 President and CEO of BTC
----------------------------------------------------------------------------------------------------------

(1) Includes amounts received by Mr. Rakes as directors' fees from Bankshares, NBB and BTC, amounts received by Mr. Denardo as directors' fees from NBB and amounts received by Mr. Forrester as directors' fees from Bankshares and BTC.
(2) Discretionary bonuses were paid to Mr. Rakes for performance in 2000, 2001, and 2002. In addition, a contribution for Mr. Rakes' benefit was made to the Capital Accumulation Plan as an award for Mr. Rakes' performance in 2001 as provided in a former employment agreement, and a contribution for 2002 of $22,500 was made to the current Capital Accumulation Plan described under "Employment Agreement and Change in Control Arrangements".
(3) Grants of incentive stock options were made to Mr. Rakes, Mr. Denardo and Mr. Forrester under The National Bankshares, Inc. 1999 Stock Option Plan.
(4) For 2000 and 2001, includes amounts contributed on behalf of Mr. Rakes, Mr. Denardo and Mr. Forrester as a matching contribution under the National Bankshares, Inc. Retirement Accumulation Plan and amounts contributed on behalf of Mr. Rakes and Mr. Denardo to the National Bankshares, Inc. Employee Stock Ownership Plan. For 2002, includes only matching contributions to the Retirement Accumulation Plan, as the contribution to the Employee Stock Ownership Plan have not yet been allocated among the participants.

        Each named executive officer received certain perquisites and other personal benefits, the amounts of which are not shown, because the aggregate amount of that compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus for the executive officer.

        The following table shows all grants of stock options to Mr. Rakes, Mr. Denardo and Mr. Forrester in 2002:

                                 Individual Grants
                                 -----------------
                                      % of Total
                                       Options                                Potential Realizable Value
                                      Granted to    Exercise or                 at Assumed Rate of Stock
                        Options      Employees in   Base Price   Expiration     Price Appreciation for
Name                  Granted(#)(1)   Fiscal Year     ($/SH)       Date             Option Term($)
--------------------  -------------  ------------- ------------ ------------ ----------------------------
                                                                                  5%            10%
James G. Rakes           7,500           42.86%        29.65      11/12/12       139,725       288,825
F. Brad Denardo          3,000           17.14%        29.65      11/12/12        55,890       115,530
Cameron L. Forrester     2,000           11.43%        29.65      11/12/12        37,260        77,020

(1) Vesting is as follows: 25% by November 13, 2003; 50% by November 13, 2004; 75% by November 13, 2005; and 100% by November 13, 2006.

            The following table shows certain information with respect to the value and number of unexercised options at December 31, 2002 for Mr. Rakes, Mr. Denardo and Mr. Forrester.


                                                 Number of Shares          Value of Unexercised In the
                                              Underlying Unexercised        Money Options at December
                     Number of              Options at December 31, 2002           31, 2002 ($)
                       Shares
Name                 Acquired on   Value
                      Exercise    Realized   Exercisable Unexercisable    Exercisable(1)  Unexercisable(1)
-------------------- ----------- ----------- ----------- -------------    --------------  ----------------
James G. Rakes          ---         ---         7,000       17,000           70,147            96,823
F. Brad Denardo         ---         ---         2,250        5,750           22,505            29,285
Cameron L. Forrester    ---         ---           250        2,750            2,215             8,095

(1) Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2002.


                             EMPLOYEE BENEFIT PLANS
                             ----------------------
            National Bankshares maintains several qualified and non-qualified employee benefit plans for employees of participating employers in the plans. These benefit plans are described below.


            Retirement Plans
            ----------------
            Until December 31, 2001, NBB maintained a tax-qualified, noncontributory defined benefit retirement plan for qualified employees called The National Bank of Blacksburg Retirement Income Plan (the "NBB Plan"). Effective on December 31, 2001, the NBB Plan was amended; its name was changed to The National Bankshares, Inc. Retirement Income Plan (the NBI Plan); and the Bank of Tazwell County Employee Pension Plan was merged into the NBI Plan. The NBB (now NBI) Plan became effective on February 1, 1984, when NBB amended and restated its previous pension plan. This plan covers all officers and employees who have reached age twenty-one and have had one year of eligible service on the January 1, or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting. Prior to the December 31, 2001 plan amendment, retirement benefits at the normal retirement age of sixty-five were calculated at 66% of the employee's average monthly compensation multiplied by the number of years of service, up to a maximum of twenty-five years. After December 31, 2001, retirement benefits at the normal retirement age are calculated at 1.75% of average monthly compensation multiplied by the number of years of service, up to thirty-five years. Added to this is .65% of "excess monthly average compensation" (defined in the NBI Plan as the amount of the average monthly compensation that is in excess of a participant's monthly Social Security covered compensation, generally the rounded average the Social Security taxable wage bases) multiplied by the number of years of service, up to thirty-five years. Average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee's final ten years of employment. Retirement benefits under the NBB Plan (amended to the NBI Plan) are normally payable in the form of a straight life annuity, with ten years guaranteed; but other payment options may be elected under certain circumstances. Benefits accrued by participants in the NBB Plan and in the BTC Plan prior to December 31, 2001, will be calculated based upon compensation and service under the old NBB and BTC Plan formulas. Benefits accrued by participants after January 1, 2002, will be calculated under the NBI Plan formulas. The compensation covered by the NBB Plan (amended as the NBI
Plan) includes the total of all amounts paid to a participant for personal services reported on the participant's federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994. For 2002, covered compensation for Mr. Rakes is $200,000. The NBB Plan contains a special transition rule in order to protect the retirement benefit of any participant who is affected by the 1994 indexed compensation limit. This transition rule provides that the retirement benefit of any such participant will be the greater of (1) the participant's retirement benefit calculated under the formula at the applicable time after 1993 or (2) the sum of the participant's benefit calculated as of December 31, 1993, plus the participant's retirement benefit calculated under the benefit formula based on post-1993 service.

            The following table shows the estimated annual benefits payable from the NBB Plan upon retirement based on specific compensation and years of credited service classifications, assuming retirement on January 1, 2002, at age sixty-five.

                             NBB PENSION PLAN TABLE

                                Years of Service
                                ----------------
Remuneration          15             20            25            30            35
----------------------------------------------------------------------------------------
  $100,000          40,000         53,333         66,667        66,667        66,667
   125,000          50,000         66,667         83,333        83,333        83,333
   150,000          60,000         80,000        100,000       100,000       100,000
   175,000          64,000         85,333        106,667       106,667       106,667
   200,000          64,000         85,333        106,667       106,667       106,667

The benefit amounts listed in the table are computed as a straight life annuity.

        The following table shows the estimated annual benefits payable from the NBI Plan upon retirement based upon specific compensation and years of credited services classifications, assuming continuation of the plan and retirement on January 1, 2003, at age sixty-five.

                             NBI PENSION PLAN TABLE

                                Years of Service
                                ----------------
Remuneration          15             20            25            30            35
----------------------------------------------------------------------------------------
  $100,000          32,373         43,164        53,955         64,746        75,537
   125,000          41,373         55,164        68,955         82,746        96,537
   150,000          50,373         67,164        83,955        100,746       117,537
   175,000          57,573         76,764        95,955        115,146       134,337
   200,000          57,573         76,764        95,955        115,146       134,337

               Until December 31, 2001, BTC maintained a tax-qualified non-contributory defined benefit retirement plan for qualified employees under the Bank of Tazewell County Employee Pension Plan (the "BTC Plan"). The BTC Plan was initially effective on October 20, 1965, but was amended in its entirety effective October 20, 1989 and was merged with the NBB Plan to become the NBI Plan on December 31, 2001. The BTC Plan covered all officers and employees who, as of April 20 or October 20 of any year, had reached the age of twenty-one and who had one year of service. Employee benefits were fully vested after five years, with no partial vesting. Benefits generally commenced on the later of a participant reaching age 65 or the date on which the participant completed five years of participation in the BTC Plan. The normal form of benefit was a monthly pension payable during the participant's lifetime with a minimum of 120 monthly payments, but other payment options could be elected under certain circumstances. In general, the standard monthly pension benefit was equal to the sum of (1) 1.5% of "plan compensation" multiplied by the years of credited service (but not in excess of 35 years) at normal retirement date, plus (2) .59% of "plan compensation" in excess of $800 multiplied by the years of credited service (but not in excess of 35 years). "Plan compensation" is equal to the highest monthly average obtained from the sum of any of a participant's five annual compensation amounts divided by the number of months such participant was compensated during that period. For purposes of this calculation, annual compensation may not exceed $200,000. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994.

               The following table shows the estimated annual benefits payable from the BTC Plan upon retirement for specific compensation and years of service classifications, assuming continuation of the plan and retirement on January 1, 2002, at age sixty-five. Benefit amounts in the table are computed as a straight life annuity.

                             BTC PENSION PLAN TABLE

                                Years of Service
                                ----------------
 Remuneration         15             20            25            30            35
----------------------------------------------------------------------------------------
  $ 25,000           6,988          9,317        11,647        13,976        16,305
    50,000          14,825         19,767        24,709        29,651        34,593
    75,000          22,663         30,217        37,772        45,326        52,880
   100,000          30,500         40,667        50,834        61,001        71,168


                On January 1, 2003, Chairman, President and Chief Executive Officer, James G. Rakes, had twenty-one years of credited service in the NBB and NBI Retirement Income Plan, and at normal retirement he will have twenty-eight years of credited service. On January 1, 2003, Corporate Officer, Brad Denardo, had twenty years of credited service in the NBB and NBI Retirement Income Plans, and at normal retirement he will have thirty-four years of credited service. Cameron L. Forrester, Corporate Officer, had five years of credited service in the BTC and NBI plans on January 1, 2003, and he will have sixteen years of service at normal retirement.

            Other Plans
            -----------
            National Bankshares, Inc. Employee Stock Ownership Plan. National Bankshares, Inc. sponsors a non-contributory Employee Stock Ownership Plan (the "ESOP"), in which NBB, BTC, and NBFS were participating employers for 2002. All full-time employees who are over the age of 21 and who have been employed for one year are eligible to participate. Contributions under the ESOP are discretionary for each participating employer and participants are not permitted to make contributions to the plan. Contributions are allocated to a participant's account based upon a participant's covered compensation, which is W-2 compensation. The contributions are fully vested after five years.

            National Bankshares, Inc. Retirement Accumulation Plan. National Bankshares, Inc. sponsors the NBI Retirement Accumulation Plan which qualifies under IRS Code Section 401(k) (the "401(k) plan"). For 2002, NBB, BTC, and NBFS were participating employers. All full-time employees who have one year of service and who are over the age of 21 are eligible to participate. Participants may contribute up to 100% of their total annual compensation to the plan. Employee contributions are matched by the employer at 100% for the first 4% of salary contributed and at 50% of the next 2% of salary contributed. Employees are fully vested at all times in contributions and employer match sums.

            Deferred Compensation Plan. From 1985 to 1989 NBB maintained a voluntary deferred compensation plan for its directors, which permitted a director to defer receipt of a portion of his directors fees for a period of five years. NBB purchased life insurance on all of the participants in amounts that, in the aggregate, actuarially fund its future liabilities under the program. While the insurance policies were purchased under the directors' deferred compensation plan, there is no obligation to use any insurance funds from policy loans or death benefits to curtail the deferred compensation liability. Under the terms of the plan, at age 65, a participant or his beneficiary receives 120 monthly benefit payments. The plan also provides for 120 monthly payments to the participant's beneficiary in the event of the participant's death prior to age 65. Mr. Rakes is entitled to receive 120 months of payments of $1,610.50 at age 65.

            Employment Agreements and Change in Control Arrangements
            --------------------------------------------------------
            Bankshares and Mr. Rakes have entered into an employment agreement (the "Agreement") effective January 1, 2002. The Agreement provides for the continued employment of Mr. Rakes as President and Chief Executive Officer of Bankshares and NBB, at an annual base salary of at least $225,500. In addition, the Agreement provides that Mr. Rakes may be awarded an annual bonus and certain stock-based incentives in the discretion of the Board, as well as employee and executive fringe benefits. The Agreement has a rolling three year term.

            The Agreement also includes a Capital Accumulation Plan ("CAP") for the benefit of Mr. Rakes. Under the Agreement, the total amount allocated to the CAP for the calendar year is established by the Board of Directors with a minimum of $60,000 per year to be allocated. This total amount is then divided equally between two target areas: (1) return on equity, and (2) return on assets. The amount actually contributed to the CAP for a year is based on Bankshares' performance relative to the average performance of a peer group of banks in the two target areas during that year. A minimum of 85% of the peer group average must be achieved in a target area for any contribution to be made for that target area. The amount of the contribution for each target area increases beyond the minimum contribution to the extent Bankshares' performance exceeds 85% of the peer group average with a maximum contribution for performance which equals 150% or more of the peer group average. Contributions to the CAP for achievements in any calendar year must be made prior to June 1 of the next following year. Accrued CAP benefits become payable on January 1, 2009, or earlier, should Mr. Rakes retire or his employment terminate under certain circumstances. Once the CAP benefits become payable, they are paid over five years unless Mr. Rakes chooses, with the Board's consent, to receive them in a lump sum or over three years. For 2002, Mr. Rakes received a CAP contribution of $22,500.

            The Agreement has provisions which have the effect of continuing Mr. Rakes' benefits and compensation under the Agreement beyond his employment with Bankshares if Bankshares terminates his employment "without cause" (as defined in the Agreement) or Mr. Rakes resigns "for good reason" (as defined in the Agreement). Under these circumstances, Mr. Rakes will continue to receive his base salary and certain executive benefits for 24 months after his employment terminates.

            The Agreement also contains provisions which can have the effect of prolonging, enhancing and accelerating Mr. Rakes' benefits and compensation under certain circumstances involving a Change in Control of Bankshares. A Change in Control involves circumstances generally where an individual or group acquires 20% or more of Bankshares' stock or a merger occurs which results in a change in the majority of Bankshares' Board of Directors and Bankshares' shareholders do not constitute a majority of the shareholders in the surviving company.

            The term of the Agreement is automatically extended for three years from the date of a Change in Control and Mr. Rakes is entitled to continue to receive all of his compensation and benefits during that period, except that he becomes entitled to minimum annual stock-based awards equal to one-third of his Base Salary. In addition, if after a Change in Control, Mr. Rakes' employment is terminated by Bankshares without cause (as defined in the Agreement) or by Mr. Rakes for good reason (as defined in the Agreement), he becomes entitled to receive a salary continuance benefit equal to 2.99 times the Executive's average annual compensation includable in the Executive's annual gross income for the period of five years preceding the Change in Control, a continuation of certain executive benefits for 36 months, and certain enhancements to his retirement benefits.

            Mr. Denardo and Mr. Forrester both have entered into change in control agreements with Bankshares or its subsidiary banks. These agreements also define a Change in Control as an individual or a group acquiring 20% or more of Bankshares' stock, or when a merger occurs in which there is a change in the majority of Bankshares' Board of Directors and Bankshares' shareholders are not a majority of the shareholders in the surviving company. The agreements provide that Mr. Denardo and Mr. Forrester will be entitled to receive an amount equal to two times their average annual compensation included in annual gross income for the period of five years preceding the Change in Control if the employer terminates them other than "for cause" (as defined in the agreements) or if they voluntarily terminate their own employment "for good reason" (as defined in the agreements). Mr. Denardo's agreement is effective until his employment is terminated, and Mr. Forrester's agreement has a rolling three-year term.


                  COMPENSATION COMMITTEE REPORT ON COMPENSATION
                      OF EXECUTIVE OFFICERS OF THE COMPANY
                  ---------------------------------------------

            The Compensation Committee of the Bankshares Board (the "Bankshares Committee") is responsible for administering the policies governing the annual compensation paid to executive officers of Bankshares, including the Chief Executive Officer. The Bankshares Committee is made up of those members of the Board of Directors who are not officers or employees of the Company or of its subsidiaries. Because substantially all compensation paid to Mr. Rakes, Mr. Denardo and Mr. Forrester and the other executive officers of Bankshares is paid by NBB or BTC, the Bankshares Committee relies heavily on reports submitted by the Salary and Personnel Committees of the NBB and BTC Boards. The NBB and BTC Salary and Personnel Committees are made up of directors who are not officers or employees of Bankshares or of any subsidiary.

            Executive Officer Compensation
            ------------------------------
            The Company's compensation program for its executive officers consists of a base salary and periodic grants of stock options. Mr. Rakes also receives an annual performance bonus and is considered for contributions to the Capital Accumulation Plan under his employment agreement. The stock option grants, annual performance bonus and Capital Accumulation Plan contributions are all linked to the performance of Bankshares. In addition, contributions by NBB and BTC, as participating employers, to the National Bankshares, Inc. Employee Stock Ownership Plan on behalf of employees, including executive officers, have been historically based upon a percentage of net profits.

            The NBB and BTC Salary and Personnel Committees (the "Committees") establish annual salary ranges for each executive officer position (not including the position of Chief Executive Officer) after considering a salary survey published annually by the Virginia Bankers Association of commercial banks of similar asset size located in central and southwest Virginia, reviewing salary information about comparable local jobs and evaluating the economic conditions which may be unique to the locations in which the banks do business. In establishing salary ranges, the Committees balance the need to offer salaries which are competitive with peers with the need to maintain careful control of salary and benefits expense. The BTC Committee determines Mr. Forrester's salary. Individual salaries of the remaining executive officers, including Mr. Denardo's salary, are determined by NBB's Chief Executive Officer, based on his subjective assessment in each case of the nature of the position, as well as the contribution, performance, experience and tenure of the executive officer. The salaries of these executive officers are within the salary ranges established by the NBB Committee. The Chief Executive Officer reports to the NBB Committee on compensation of executive officers at least annually.

        Compensation of Chief Executive Officer
        ---------------------------------------
        As Chairman, President and Chief Executive Officer, Mr. Rakes is and has been compensated pursuant to the employment agreement which is described under "Employment Agreements and Change in Control Arrangements" above. The Board of Directors received independent outside guidance in designing the employment agreement.

        The principal components of Mr. Rakes' compensation under the employment agreement are salary, incentive bonuses and Company contributions for his benefit to the Capital Accumulation Plans. In 1999, the Board of Directors added stock options granted under the National Bankshares, Inc. Employee Stock Option Plan. The Stock Option Plan promotes the success of the Company by providing an incentive to key employees (including Mr. Rakes) that promotes the identification of their personal interest with the long-term financial interests of Bankshares.

        Mr. Rakes' compensation is substantially tied to the performance of Bankshares. The Committee determined his annual salary increase after subjectively assessing Mr. Rakes' contributions to the success of the Company. In measuring Bankshares' success, the Committee, among other things, compared the Company's results to local, regional and national peers. To determine an annual salary increase for Mr. Rakes, the Committee also reviewed salaries paid to other individuals holding similar positions. The Committee consulted an annual salary survey published by the Virginia Bankers Association, and it reviewed other available public documents to determine comparable salaries. Annual incentive bonuses and awards of stock options were also based upon the Committee's subjective evaluation of Mr. Rakes' contributions to the success of the Company. In determining the amount of Mr. Rakes' performance bonus for 2002 and the award of stock options in late 2002, the Committee considered that Bankshares achieved record net income of over $10 million, an increase of nearly 37% over 2001. Return on average assets increased from 1.15% in 2001 to 1.53% in 2002, and 2002 return on average equity was 14.33%, as compared with 11.53% in 2001. Amounts credited to the Capital Accumulation Plan were determined utilizing objective measures of annual performance, specifically the comparison of Bankshares' return on assets and return on equity with the average performance in those areas of a peer group of banks.

        Members of the Compensation Committee: L. A. Bowman, Chairman, J. A. Deskins, Sr., P. A. Duncan, W. T. Peery, J.M. Shuler, J. R. Stewart.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
           -----------------------------------------------------------
           Directors Bowman, Deskins, Duncan, Peery, Shuler and Stewart make up the Compensation Committee of Bankshares. None of these individuals is now, or has in the past been, an officer or employee of Bankshares or of Bankshares' subsidiaries. Mr. Bowman, Mr. Duncan, and Dr. Stewart serve on the Salary and Personnel Committee of NBB. Mr. Deskins and Mr. Peery are members of the Board of Directors of BTC, which serves as BTC's compensation committee after excluding inside directors. No executive officer of Bankshares, NBB, BTC or NBFS served as a director of another entity which had an executive officer serving on the Bankshares Compensation Committee. No executive officer of Bankshares, NBB, BTC or NBFS served as a member of the compensation committee of another entity which had an executive officer who served as a director of Bankshares. None of the members of the Bankshares Compensation Committee, or any business organizations or persons with whom they may be associated, has had any transactions with Bankshares or its subsidiaries, except as explained in "Certain Transactions with Officers and Directors" below.


                             AUDIT COMMITTEE REPORT
                             ----------------------

            During 2000 the Audit Committee of the Board of Directors developed a formal charter for the Committee, which was approved by the full Board on May 10, 2000. The charter reflects standards set forth in Securities and Exchange Commission regulations and Nasdaq Stock Market Rules.

            The Audit Committee monitors the integrity of the Bankshares financial reporting process and its systems of internal controls concerning finance, accounting and legal compliance. Each of the Audit Committee members satisfies the definition of an independent director as established in the Nasdaq Stock Market Rules.

            In discharging its oversight responsibility with regard to the audit process, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management, discussed with the independent auditors Yount, Hyde & Barbour the matters to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), received communications from the auditors as to their independence required by Independence Standards Board Standard No. 1 and discussed with them their independence.

            Based upon its review and discussions with management and Yount, Hyde & Barbour, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included on Bankshares Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

            The following fees were paid to Yount, Hyde & Barbour, P.C., Certified Public Accountants & Management Consultants, for services provided to Bankshares for the year ended December 31, 2002. Audit fees are billed for the audit of the Company's consolidated financial statements and for the required quarterly review of those statements. Financial Information Systems Design and Implementation fees are fees billed for financial information systems design work and implementation fees for services rendered as a part of that work for the most recent fiscal year. All other fees include payment for any other type of services provided, including audits of the National Bankshares, Inc. qualified retirement plans, a computer network vulnerability assessment, and tax preparation and assistance. The Audit Committee determined that the provision of these non-audit services by Yount, Hyde & Barbour did not compromise that firm's ability to maintain its independence.

                      Yount, Hyde & Barbour, P.C.
                      ---------------------------

                      Audit Fees:               $ 47,395
                      Financial Information
                        Systems Design and
                        Implementation Fees:    $      0
                      All Other Fees:           $ 33,817



Members of the Compensation Committee: L. A. Bowman, Chairman, J. A. Deskins, Sr., P. A. Duncan, W. T. Peery, J.M. Shuler, J. R. Stewart.

                                PERFORMANCE GRAPH
                                -----------------

            The following graph compares the yearly percentage change in the cumulative total of shareholder return on Bankshares Common Stock with the cumulative return on the NASDAQ Index, the Standard & Poor's 500 Stock Index (the "S&P 500") and a peer group index comprised of southeastern independent community banks and bank holding companies for the five-year period commencing on December 31, 1997, and ending on December 31, 2002. These comparisons assume the investment of $100 in Bankshares Common Stock and in each of the indices on December 31, 1997, and the reinvestment of dividends.

                     "Graph of Five Year Performance Index"

                                    1997     1998      1999      2000      2001      2002
                                    ----     ----      ----      ----      ----      ----
NATIONAL BANKSHARES, INC.            100       99        83        73        99       147
INDEPENDENT BANK INDEX               100      113       105        97       113       141
NASDAQ INDEX                         100      141       252       157       125        86
S&P 500 INDEX                        100      129       156       141       125        97

            The peer group Independent Bank Index is the compilation of the total return to stockholders over the past five years of the following group of twenty-two independent community banks and bank holding companies located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia: Auburn National Bankshares, Inc., United Securities Bancshares, Inc., TIB Financial Corp., Seacoast Banking Corp., Fidelity National Corp., Southeastern Banking Corporation, Southwest Georgia Financial Corp., PAB Bankshares, Inc., Four Oaks Fincorp, Inc., Bank of Granite Corp., FNB Financial Services Corp., First Bancorp, CNB Corporation, Peoples Bancorporation Inc., First Pulaski National Corporation, National Bankshares, Inc., FNB Corporation, American National Bankshares, Inc., Central Virginia Bankshares, Inc., Virginia Financial Corp., C & F Financial Corporation and First Century Bankshares, Inc.

                CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS
                ------------------------------------------------

            Both NBB and BTC extend credit in the ordinary course of business to Bankshares' directors and executive officers and corporations, business organizations and persons with whom Bankshares' directors and executive officers are associated at interest rates prevailing for comparable transactions with the general public at the time credit is extended. These extensions of credit are made with the same requirements as to collateral as those prevailing at the time for comparable transactions with other persons. In the opinion of management, none of such presently outstanding transactions with directors and executive officers involve a greater than normal risk of collectibility or present other unfavorable features. During 2002, bank subsidiaries of Bankshares purchased automobiles with a total value of $71,760 from an automobile dealership of which director Paul A. Duncan is president and a major stockholder.

                              SELECTION OF AUDITORS
                              ---------------------

            The Board of Directors has selected the firm of Yount, Hyde & Barbour, P.C. to perform an independent audit of Bankshares and its subsidiaries for fiscal year 2003.

            A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the Annual Meeting of Stockholders. That representative will have the opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION
                            ------------------------

            The cost of solicitation of proxies will be borne by Bankshares. In addition to solicitations by mail, directors, officers and regular employees of Bankshares and of NBB, BTC and NBFS may solicit proxies personally or by telephone, telegraph, facsimile or other electronic means without additional compensation. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and Bankshares may reimburse them for their charges and expenses in this connection.

                           2004 STOCKHOLDER PROPOSALS
                           --------------------------

            In order to be considered for inclusion in the proxy materials of Bankshares for the 2004 Annual Meeting of Stockholders, a stockholder proposal intended to be presented at the Meeting must be delivered to Bankshares' headquarters at 101 Hubbard Street, Blacksburg, Virginia, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002, no later than November 19, 2003. Bankshares' bylaws include provisions setting forth specific conditions under which business may be transacted at an annual meeting of stockholders.

                                 OTHER BUSINESS
                                 --------------

            All properly executed proxies received by Bankshares will be voted at the Annual Meeting following the instructions contained in the proxies.

            The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy does however, give authority to the persons named in the proxy to use their discretion to vote on any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to use their judgement if they are called upon to vote on any matter of this type.

                       BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Marilyn B. Buhyoff
                              Marilyn B. Buhyoff
                              Secretary and Counsel
Blacksburg, Virginia
March 13, 2003

A COPY OF BANKSHARES' ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: MARILYN B. BUHYOFF, SECRETARY AND COUNSEL, NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.

                            NATIONAL BANKSHARES, INC.
                               101 Hubbard Street
                              Blacksburg, VA 24060
                                 P.O. Box 90002
                            Blacksburg, VA 24062-9002


                                      PROXY

================================================================================


                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS
        The undersigned hereby appoints Lindsay Coleman, of Blacksburg, Virginia and Howard H. Hale of Bluefield, West Virginia, or each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of National Bankshares, Inc. held of record by the undersigned on March 6, 2003, at the Annual Meeting of Stockholders to be held on April 8, 2003, or at any adjournments thereof.


================================================================================
1.      Election of Directors

        ___ FOR all nominees listed below             ___ WITHHOLD AUTHORITY
            (except as marked to the                      to vote for all
            contrary below)                               nominees listed below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                                 L. Allen Bowman
                                 Paul A. Duncan
                                 Mary G. Miller

2. Approval of an amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 5 million shares to 10 million shares, as described in the Proxy Statement dated March 13, 2003.

            ____ FOR           ____ AGAINST           ____ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1 and Proposal 2 set forth above.

        The undersigned acknowledges receipt of the Proxy Statement dated March 13, 2003.

        Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Date:                                                Signature

---------------------                       --------------------------------

                                               Signature if held jointly

                                            --------------------------------



                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
               PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.